                                                                    EXHIBIT 21.0

                         TARRAGON REALTY INVESTORS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries and partnership interests of Tarragon Realty Investors, Inc. the state or other jurisdiction of organization or incorporation (indention means direct parent relationship):

                                                                Jurisdiction of
                                                                Organization or
        Name of Entity                                           Incorporation
-----------------------------------------------------------     ---------------
Tarragon Realty Investors, Inc.                                    Nevada
     T.T.P. Investors, Inc.                                        California
          18607 Ventura Associates (60%)                           California
     Vinland Holly House, Inc.                                     Florida
     Vinland Property Investors, Inc.                              Nevada
          Vinland Aspentree, Inc.                                  Texas
          Aspentree National Associates, L.P. (1%)                 Texas
               Larchmont Associates, L.P. (20%)                    Maryland
          French Villa National Associates, L.P. (1%)              Oklahoma
          Southern Elms National Associates, L.P. (1%)             Oklahoma
          Vinland Riverside Partners, L.P. (1%)                    Texas
     Aspentree National Associates, L.P. (99%)                     Texas
     French Villa National Associates, L.P. (99%)                  Oklahoma
     Southern Elms National Associates, L.P. (99%)                 Oklahoma
     Vinland Riverside Partners, L.P. (99%)                        Texas
     Kearny Wrap LLC (20%)                                         New York
     National Omni Associates, L.P. (24.5%)                        Delaware
     Vinland Oakbrook, Inc.                                        Texas
     Vinland Park 20, Inc.                                         Florida
     Tarragon Briarwest Partners (99%)                             Texas
     Tarragon Briarwest, Inc.                                      Texas
          Tarragon Briarwest Partners (1%)                         Texas